SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C. 20549
                        ___________________


                              FORM 8-K

                          CURRENT REPORT


              Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): December 31, 1998


                           CBRL GROUP, INC.
       (Exact name of Registrant as specified in its Charter)


 Tennessee          0-25225              62-17495131
(State or other  (Commission File No.)  (IRS Employer
jurisdiction of                        Identification Number)
incorporation)


305 Hartmann Drive, Lebanon, Tennessee        37087
(Address of principal executive offices)   (Zip Code)



Registrant's telephone number, including area code:   (615) 444-5533



                            N/A
  (Former name or former address, if changed since last report)
Item 5.  Other Events

On November 24, 1998, the shareholders of Cracker Barrel Old Country Store, Inc. (the "Company") approved the Plan of Merger whereby CBRL Acquisition Corp., a wholly-owned subsidiary of the Company, would be merged with and into the Company. The consideration for the merger are shares of CBRL Group, Inc., also a wholly-owned subsidiary of the Company, into which the outstanding shares of common stock of the Company are to be converted. The purpose of the merger is to create a holding company structure within which the Company's business will be conducted as a wholly-owned subsidiary of CBRL Group, Inc. At the effective date of the merger, each one $.50 par value share of Company common stock was converted by operation of law into one share of $.01 par value common stock of CBRL Group, Inc. All shareholders of the Company became shareholders of CBRL Group, Inc. and retained the same percentage of ownership of CBRL Group, Inc. common stock as each shareholder held of the Company's common stock. The surviving company in the merger is the Company, which is now a wholly-owned subsidiary of CBRL Group, Inc. The Company's business following the merger remains unchanged with the same management and employees. Following the merger, the common stock of CBRL Group, Inc. became the security traded over-the-counter and quoted on the Nasdaq National Market under the same symbol, "CBRL", as the Company used prior to the merger. The merger was consummated with the filing of the Articles of Merger with the Tennessee Secretary of State on December 31, 1998. The switch to CBRL Group, Inc. as the public company on the Nasdaq National Market became effective as of the close of business on December 31, 1998.



(c) Exhibits


Exhibit No.         Description               Page

    2           Plan of Merger dated             *
                October 9, 1998 by and among
                CBRL Acquisition Corp., Inc.,
                Cracker Barrel Old Country
                Store, Inc. and CBRL Group, Inc.

   99           Press Release dated December
                31, 1998

________________________

* Incorporated by reference to CBRL Group, Inc.'s Registration
Statement on Form S-4, Registration No. 333-62469 declared effective by the Securities and Exchange Commission on October 14, 1998.

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                               CBRL GROUP, INC.


Date: January 14, 1999          By: /s/ James F. Blackstock
                                    James F. Blackstock
                                    Vice President, General
                                    Counsel and Secretary

                                         Exhibit 99

                      NEWS RELEASE

                  CRACKER BARREL OLD COUNTRY STORE
                  P.O. Box 787, 305 Hartmann Drive
                  Lebanon, TN  37088-0787

                                Contact:  Michael A. Woodhouse
                                          Chief Financial Officer
                                          CBRL Group, Inc.


            CBRL GROUP, INC. COMPLETES REORGANIZATION
                       INTO A HOLDING COMPANY


LEBANON, Tenn. (January 4, 1999) - CBRL Group, Inc. (Nasdaq/NM:
CBRL) today announced the completion of its reorganization into a holding company structure. CBRL Group, Inc. is now the parent company of Cracker Barrel Old Country Store, Inc., and through it, Carmine Giardini's Gourmet Market and La Trattoria Ristorante (TM). CBRL Group, Inc. has also executed a definitive agreement to acquire Logan's Roadhouse, Inc. (Nasdaq/NM:RDHS) which was previously announced on December 11, 1998. In connection with establishment of the holding company, CBRL Group noted that there was no need to exchange existing shares of Cracker Barrel Old Country Store, Inc. The existing shares transform by operation of law into shares of CBRL Group, Inc.

Except for specific historical information, the matters discussed in this press release forward-looking statements that involve risks, uncertainties and other factors which may cause actual results and performance of the CBRL Group (the "Company") to differ materially from those expressed or implied by such statements. Factors which will affect actual results include, but are not limited to: the availability and costs of acceptable sites for development; the ability of the Company to recruit and train restaurant personnel in its concepts expansion locations; the acceptance of the Company's concepts as the Company's concepts continue to expand into new geographic regions; continued successful acquisition of additional concepts to expand; continued successful development of new and regional menu items; changes in or implementation of additional governmental rules and regulations; appropriate resolution of Year 2000 issues; and other factors described from time to time in the Company's filings with the Securities and Exchange Commission, press releases and other communications.

Headquartered in Lebanon, Tennessee, CBRL Group, currently operates two Carmine Giardini's Gourmet Markets located in Florida and 376 Cracker Barrel Old Country Store (R) locations in Tennessee, Florida, Georgia, Texas, Ohio, North Carolina, Illinois, Indiana, Alabama, Kentucky, Michigan, Virginia, Missouri, South Carolina, Pennsylvania, Mississippi, Arizona, Louisiana, New York, West Virginia, Kansas, Oklahoma, Arkansas, Colorado, Wisconsin, Iowa, Minnesota, New Mexico, Utah, Maryland, Nebraska, New Jersey, Connecticut, Idaho, Massachusetts, and Montana.